Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report on Form 10-QSB of Regency Affiliates, Inc. (the "Company") for the quarter ended June 30, 2004 filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Laurence S. Levy, President and Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

Dated: August 23, 2004


                                          /s/ Laurence S. Levy
                                          --------------------------------------
                                          Laurence S. Levy
                                          President and Chief Executive Officer